Exhibit 99.1

NuStar Energy L.P. Reports Second Quarter 2007 Earnings

and Announces Quarterly Distribution Increase

SAN ANTONIO, July 30, 2007 – NuStar Energy L.P. (NYSE:NS) today announced net income applicable to limited partners of $34.6 million, or $0.74 per unit, for the second quarter of 2007 compared to $27.5 million, or $0.59 per unit, earned in the second quarter of 2006. For the six months ended June 30, 2007, net income applicable to limited partners was $61.2 million, or $1.31 per unit, compared to $62.8 million, or $1.34 per unit, for the six months ended June 30, 2006.

Distributable cash flow available to limited partners from continuing operations for the second quarter of 2007 was $53.6 million, or $1.15 per unit, compared to $41.4 million, or $0.88 per unit, for the second quarter of 2006. For the six months ended June 30, 2007, distributable cash flow available to limited partners from continuing operations was $101.0 million, or $2.16 per unit, compared to $94.8 million, or $2.03 per unit, for the six months ended June 30, 2006. As of June 30, 2007, the partnership’s debt-to-capitalization ratio was 43.7 percent compared to 41.9 percent as of December 31, 2006.

NuStar Energy L.P. also announced that its board of directors has declared an increase in the quarterly distribution rate to $0.95 per unit, or $3.80 per unit on an annual basis, which will be paid on August 14, 2007, to holders of record as of August 7, 2007. This quarterly distribution represents an increase of $0.065 per unit, or 7.3 percent, over the $0.885 distribution for the second quarter of 2006 and an increase of $0.035 per unit, or 3.8 percent, over the $0.915 distribution for the first quarter of 2007. Distributable cash flow available to limited partners covers the distribution to the limited partners by 1.21 times for the second quarter of 2007.

Included in the second quarter 2007 results in other income is a $13.0 million gain, or $0.27 per unit, related to a fee paid to NuStar Energy L.P. as a result of Valero Energy Corporation exercising its option in the second quarter to terminate the 2007 Services Agreement early. Also, included in the second quarter 2007 results in other income is $7.1 million of income, or $0.15 per unit, related to the business interruption insurance claim for the impact of the fire at Valero Energy’s McKee refinery that started in mid-February. Despite recording $7.1 million of business interruption income, the Valero Energy McKee refinery incident still negatively impacted earnings by approximately $6.8 million, or $0.14 per unit in the second quarter.

“We are pleased to report yet another increase in the quarterly distribution,” said Curt Anastasio, NuStar Energy L.P.’s Chief Executive Officer. “With this increase, our quarterly distribution is nearly 60 percent higher than it was when the partnership went public in 2001.

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“By the end of this year, we will be on track to complete an additional $116 million of internal growth projects, several of which are expected to be in-service in the next couple of months. These projects, which will add over 2.7 million barrels of additional committed storage to our existing 80 million barrel storage capacity, are located at our terminals in Amsterdam, St. Eustatius, Portland, Texas City, Linden (New York Harbor), Vancouver and Stockton. In addition, by February 2008, another $49 million of storage expansion projects are expected to be complete, including other storage projects at our terminals in Amsterdam and St. Eustatius. We are also now moving forward with a storage expansion project at our terminal in Jacksonville, Florida, where we are looking to spend around $21 million to expand this facility by nearly 500,000 barrels under a committed storage agreement.

“Looking ahead to the third quarter of 2007, we believe results will be in the range of $0.75 to $0.85 per unit. We continue to expect that earnings before interest, taxes, depreciation and amortization (“EBITDA”) will be higher in 2007 than in 2006. With the majority of our internal growth projects coming online in late 2007 and in 2008, and the new marketing, supply and trading businesses we have started in asphalt and other products, we feel confident that next year is lining up to be a great year for the partnership,” said Anastasio.

A conference call with management is scheduled for 2:30 p.m. ET (1:30 p.m. CT) today to discuss the financial results for the second quarter of 2007. Investors interested in listening to the presentation may call 800/622-7620, passcode 6576918. International callers may access the presentation by dialing 706/645-0327, passcode 6576918. The company intends to have a playback available following the presentation, which may be accessed by calling 800/642-1687, passcode 6576918. A live broadcast of the conference call will also be available on the partnership’s Web site at www.nustarenergy.com.

NuStar Energy L.P. is a publicly traded, limited partnership based in San Antonio, with 9,113 miles of pipeline, 86 terminal facilities and four crude oil storage tank facilities. One of the largest independent terminal and petroleum liquids pipeline operators in the nation, the partnership has operations in the United States, the Netherlands Antilles, Canada, Mexico, the Netherlands and the United Kingdom. The partnership’s combined system has approximately 80 million barrels of storage capacity, and includes crude oil and refined product pipelines, refined product terminals, a petroleum and specialty liquids storage and terminaling business, as well as crude oil storage facilities. For more information, visit NuStar Energy L.P.’s Web site at www.nustarenergy.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of NuStar Energy L.P. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s 2006 annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

NuStar Energy L.P.
Consolidated Financial Information
June 30, 2007 and 2006
(unaudited, thousands of dollars, except unit data and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Statement of Income Data:
Revenues:
Services revenues	$160,060	$152,094	$317,342	$300,023
Product sales	160,446	127,874	299,988	253,949
Total revenues	320,506	279,968	617,330	553,972

Costs and expenses:
Cost of product sales	148,061	118,283	275,988	232,501
Operating expenses	85,444	79,155	166,656	150,225
General and administrative expenses	17,581	10,375	32,489	18,935
Depreciation and amortization	27,860	24,839	55,202	49,028
Total costs and expenses	278,946	232,652	530,335	450,689
Operating income	41,560	47,316	86,995	103,283
Equity earnings from joint ventures	1,746	1,844	3,357	3,050
Interest expense, net	(19,452)	(16,604)	(38,306)	(32,300)
Other income (expense), net	17,626	(272)	24,249	(41)
Income from continuing operations
before income tax expense	41,480	32,284	76,295	73,992
Income tax expense	1,783	492	5,475	2,611
Income from continuing operations	39,697	31,792	70,820	71,381
Loss from discontinued operations, net of income tax	—	(239)	—	(377)
Net income applicable to general partner
and limited partners' interest	39,697	31,553	70,820	71,004
Net income applicable to general partner
(Note 1)	(5,118)	(4,041)	(9,572)	(8,240)
Net income applicable to limited partners	$34,579	$27,512	$61,248	$62,764

Income per unit applicable to limited
partners (Note 1):
Continuing operations	$0.74	$0.60	$1.31	$1.35
Discontinued operations	—	(0.01)	—	(0.01)
Net income	$0.74	$0.59	$1.31	$1.34

Weighted average number of limited
partnership units outstanding	46,809,749	46,809,749	46,809,749	46,809,749

EBITDA from continuing operations (Note 2)	$88,792	$73,727	$169,803	$155,320

Distributable cash flow from continuing operations (Note 2)	$59,020	$45,772	$111,248	$103,577

	June 30,	June 30,		December 31,
	2007	2006		2006
Balance Sheet Data:
Debt, including current portion (a)	$1,446,044	$1,159,482		$1,354,367
Partners' equity (b)	1,862,473	1,891,092		1,875,681
Debt-to-capitalization ratio (a) / ((a)+(b))	43.7%	38.0%		41.9%

 NuStar Energy L.P.
Consolidated Financial Information - Continued
June 30, 2007 and 2006
(unaudited, thousands of dollars, except barrel information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Operating Data:
Refined product terminals:
Throughput (barrels/day)	227,953	265,277	229,360	258,811
Throughput revenues	$11,852	$12,876	$23,300	$23,416
Storage lease revenues	71,908	60,493	141,156	120,026
Product sales (bunkering)	157,937	127,874	297,479	253,949
Total revenues	241,697	201,243	461,935	397,391
Cost of product sales	146,636	118,283	274,563	232,501
Operating expenses	52,529	50,092	103,522	94,071
Depreciation and amortization	13,398	11,041	26,586	21,947
Segment operating income	$29,134	$21,827	$57,264	$48,872

Refined product pipelines:
Throughput (barrels/day)	647,887	709,480	632,393	705,248
Throughput revenues	$55,139	$52,201	$108,563	$104,247
Product sales	1,963	—	1,963	—
Total revenues	57,102	52,201	110,526	104,247
Cost of product sales	1,062	—	1,062	—
Operating expenses	25,832	23,736	49,908	43,538
Depreciation and amortization	11,264	10,603	22,272	20,742
Segment operating income	$18,944	$17,862	$37,284	$39,967

Crude oil pipelines:
Throughput (barrels/day)	348,482	440,691	348,052	434,219
Throughput revenues	$10,116	$14,868	$22,465	$28,917
Operating expenses	3,651	4,290	7,024	7,987
Depreciation and amortization	1,261	1,283	2,494	2,532
Segment operating income	$5,204	$9,295	$12,947	$18,398

Crude oil storage tanks:
Throughput (barrels/day)	564,588	484,322	551,971	498,618
Throughput revenues	$11,589	$11,656	$22,402	$23,417
Operating expenses	2,951	1,037	5,721	4,629
Depreciation and amortization	1,937	1,912	3,850	3,807
Segment operating income	$6,701	$8,707	$12,831	$14,981

Other:
Product sales	$546	$—	$546	$—
Cost of product sales	370	—	370	—
Operating expenses	1,018	—	1,018	—
Segment operating income	$(842)	$—	$(842)	$—

Intersegment eliminations:
Revenues	$(544)	$—	$(544)	$—
Cost of product sales	(7)	—	(7)	—
Operating expenses	(537)	—	(537)	—
Total	$—	$—	$—	$—

Consolidated Information:
Revenues	$320,506	$279,968	$617,330	$553,972
Cost of product sales	148,061	118,283	275,988	232,501
Operating expenses	85,444	79,155	166,656	150,225
Depreciation and amortization	27,860	24,839	55,202	49,028
Segment operating income	59,141	57,691	119,484	122,218
General and administrative expenses	17,581	10,375	32,489	18,935
Consolidated operating income	$41,560	$47,316	$86,995	$103,283

NuStar Energy L.P.
Consolidated Financial Information - Continued
June 30, 2007 and 2006
(unaudited, thousands of dollars, except unit data and per unit data)

Notes:

1.	Income is allocated between limited partners and the general partner’s interests based on provisions in the partnership agreement. The income applicable to limited partners is divided by the weighted average number of limited partnership units outstanding in computing the income per unit applicable to limited partners.

The following table details the calculation of net income applicable to the general partner:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Net income applicable to general partner
and limited partners' interest	$39,697	$31,553	$70,820	$71,004
Less general partner incentive distribution	4,413	3,480	8,323	6,960
Net income after general partner incentive distribution	35,284	28,073	62,497	64,044
General partner interest	2%	2%	2%	2%
General partner allocation of net income
after general partner incentive distribution	705	561	1,249	1,280
General partner incentive distribution	4,413	3,480	8,323	6,960
Net income applicable to general partner	$5,118	$4,041	$9,572	$8,240

2.	NuStar Energy L.P. utilizes two financial measures, EBITDA from continuing operations and distributable cash flow from continuing operations, which are not defined in United States generally accepted accounting principles. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. Neither EBITDA from continuing operations nor distributable cash flow from continuing operations are intended to represent cash flows for the period, nor are they presented as an alternative to income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

The following is a reconciliation of income from continuing operations to EBITDA from continuing operations and distributable cash flow from continuing operations:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Income from continuing operations	$39,697	$31,792	$70,820	$71,381
Plus interest expense, net	19,452	16,604	38,306	32,300
Plus income tax expense	1,783	492	5,475	2,611
Plus depreciation and amortization	27,860	24,839	55,202	49,028
EBITDA from continuing operations	88,792	73,727	169,803	155,320
Less equity earnings from joint ventures	(1,746)	(1,844)	(3,357)	(3,050)
Less interest expense, net	(19,452)	(16,604)	(38,306)	(32,300)
Less reliability capital expenditures	(7,335)	(10,052)	(11,961)	(16,216)
Less income tax expense	(1,783)	(492)	(5,475)	(2,611)
Plus distributions from joint ventures	544	1,037	544	2,434
Distributable cash flow from continuing operations	59,020	45,772	111,248	103,577

General partner's interest in distributable cash flow
from continuing operations	(5,410)	(4,396)	(10,274)	(8,792)
Limited partners' interest in distributable cash flow
from continuing operations	$53,610	$41,376	$100,974	$94,785

Weighted average number of limited
partnership units outstanding	46,809,749	46,809,749	46,809,749	46,809,749

Distributable cash flow from continuing
operations per limited partner unit	$1.145	$0.884	$2.157	$2.025